Exhibit 23.1 - Consent of Independent Auditors


We  consent to the incorporation by reference in this Annual
Report (Form 10-K) of Congoleum Corporation of our report dated February 21, 1997, included in the 1996 Annual Report to Shareholders of Congoleum Corporation.

Our audit also included the financial statement schedule of Congoleum Corporation for the year ended December 31, 1996 listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-97220) pertaining to the Congoleum Corporation 1995 Stock Option Plan of this report on the financial statement schedule and our report dated February 21, 1997, with respect to the 1996 financial statements of Congoleum Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.


/S/ ERNST & YOUNG LLP
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Philadelphia, Pennsylvania
March 14, 1997